Exhibit 5.1

February 26, 2025

Rail Vision Ltd.

15 Ha’Tidhar St

Ra’anana, 4366517

Israel

Re:	Rail Vision Ltd. – Amendment No.1 To Prospectus Supplement Pursuant to Rule 424(b)(5)

Ladies and Gentlemen:

We have acted as counsel to Rail Vision Ltd., an Israeli company (the “Company”), in connection with the sale by the Company of its ordinary shares, no par value (the “Ordinary Shares”) having aggregate offering proceeds of up to $10,000,000 (the “Shares”) issued to the Investor (as defined below), pursuant to the Registration Statement on Form F-3 (File No. 333-278645) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in the Registration Statement (the “Base Prospectus”) and the prospectus supplement, dated October 7, 2024, as amended on February 26, 2025 filed with the Commission pursuant to Rule 424(b) under the Securities Act (as amended, the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). The Shares are to be issued and sold by the Company in accordance with that certain Standby Equity Purchase Agreement, dated October 7, 2024 as amended on February 26, 2025 (the “Agreement”), by and between the Company and YA II PN, LTD. (the “Investor”), as described in the Prospectus Supplement.

In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Prospectus, (iii) a copy of the articles of association of the Company as currently in effect; (iv) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and which relate to the Registration Statement, the Prospectus and the actions to be taken in connection with the Agreement; and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, assuming that prior to the issuance of any Shares under the Agreement, the price, number of Shares and certain other terms of issuance with respect to any specific advance notice delivered under the Agreement will be authorized and approved by the Board or a pricing committee of the Board in accordance with Israeli Law, all corporate proceedings necessary for the authorization, issuance and delivery of the Shares shall have been taken and, upon issuance pursuant to the terms of the Agreement and in accordance with resolutions of the Board related to the offering of the Shares, the Shares will be validly issued, fully paid and non-assessable.

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We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Report of Foreign Private Issuer on Form 6-K of the Company being filed on the date hereof and to the reference to our firm in the Prospectus Supplement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion is intended solely for the benefit and use of the Company and other persons who are entitled to rely on the Prospectus Supplement, and is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law), without our prior written consent.

Very truly yours,

/s/ Shibolet & Co.

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